Fifth Third Bancorp 2Q20 Earnings Presentation July 23, 2020 Refer to earnings release dated July 23, 2020 for further information. Classification: Internal Use 1  Fifth Third Bancorp | All Rights Reserved

Cautionary statement This presentation contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission [“SEC”]. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We undertake no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this document. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) effects of the global COVID-19 pandemic; (2) deteriorating credit quality; (3) loan concentration by location or industry of borrowers or collateral; (4) problems encountered by other financial institutions; (5) inadequate sources of funding or liquidity; (6) unfavorable actions of rating agencies; (7) inability to maintain or grow deposits; (8) limitations on the ability to receive dividends from subsidiaries; (9) cyber-security risks; (10) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (11) failures by third-party service providers; (12) inability to manage strategic initiatives and/or organizational changes; (13) inability to implement technology system enhancements; (14) failure of internal controls and other risk management systems; (15) losses related to fraud, theft or violence; (16) inability to attract and retain skilled personnel; (17) adverse impacts of government regulation; (18) governmental or regulatory changes or other actions; (19) failures to meet applicable capital requirements; (20) regulatory objections to Fifth Third’s capital plan; (21) regulation of Fifth Third’s derivatives activities; (22) deposit insurance premiums; (23) assessments for the orderly liquidation fund; (24) replacement of LIBOR; (25) weakness in the national or local economies; (26) global political and economic uncertainty or negative actions; (27) changes in interest rates; (28) changes and trends in capital markets; (29) fluctuation of Fifth Third’s stock price; (30) volatility in mortgage banking revenue; (31) litigation, investigations, and enforcement proceedings by governmental authorities; (32) breaches of contractual covenants, representations and warranties; (33) competition and changes in the financial services industry; (34) changing retail distribution strategies, customer preferences and behavior; (35) risks relating to Fifth Third’s ability to realize the anticipated benefits of the merger with MB Financial, Inc.; (36) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (37) potential dilution from future acquisitions; (38) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (39) results of investments or acquired entities; (40) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (41) inaccuracies or other failures from the use of models; (42) effects of critical accounting policies and judgments or the use of inaccurate estimates; (43) weather-related events, other natural disasters, or health emergencies; and (44) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity. You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. In this presentation, we may sometimes provide non-GAAP financial information. Please note that although non-GAAP financial measures provide useful insight to analysts, investors and regulators, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures. We provide a discussion of non-GAAP measures and reconciliations to the most directly comparable GAAP measures in later slides in this presentation, as well as on pages 27 through 29 of our 2Q20 earnings release. Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of the Bancorp's control or cannot be reasonably predicted. For the same reasons, the Bancorp's management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. Classification: Internal Use 2  Fifth Third Bancorp | All Rights Reserved

Customer activity and pandemic response update COVID-19 hardship relief summary Payment deferrals % of Total loans Consumer portfolio COVID-19 relief programs As of 6/30/20 in payment deferral programs As of 7/17/20 % of deferral % of deferral % of deferral balance Commercial loans & leases: 6% balances < 30 % of accounts making > 1 balances which exits which have re- Commercial and industrial loans 4% days past due prior to relief payment during have exited enrolled for Commercial mortgage 16% programs deferral period programs additional relief Commercial construction 7% Residential mortgage loans Commercial leases 4% 89% 35% n/m n/m Consumer Loans: 8% Home equity 91% 28% n/m n/m Residential mortgage loans 9% Indirect secured consumer loans 97% 38% 57% 13% Home equity 4% Indirect secured consumer loans 10% Credit card 94% 71% 39% 7% Credit card 7% Other consumer loans 97% 26% 30% 14% Other consumer loans 4% Total portfolio loans and leases 6% Total 92% 37% 53% 12% Totals exclude mortgage and home equity Memo: COVID-19 high impact portfolios 15% given 6 month offers Mortgage and auto application trends Consumer spending trends Fifth Third Mortgage & Auto Applications; Fifth Third total consumer spending data (debit and credit, excluding 30% Year–over-year weekly change recurring payments); Year-over-year change (7 day moving average) 20% 15% 10% 0% 0% (10%) (15%) (20%) (30%) (30%) (45%) Auto Applications (40%) Mortgage Purchase Applications (60%) (50%) 1/3 1/16 1/29 2/11 2/24 3/8 3/21 4/3 4/16 4/29 5/12 5/25 6/7 6/20 1/7 1/21 2/4 2/18 3/3 3/17 3/31 4/14 4/28 5/12 5/26 6/9 6/23 7/7 Residential mortgage forbearance data excludes mortgages serviced for others Classification: Internal Use 3  Fifth Third Bancorp | All Rights Reserved

2Q20 highlights 1 1 • Continue to support customers, communities, Reported Adjusted and employees EPS $0.23 $0.30 • Strong PPNR performance despite lower rate ROA 0.40% 0.50% environment; significant improvement in reported and adjusted efficiency ratios ROE 3.2% 4.2% ROTCE 4.3% 6.7% • Record capital markets revenue excl. AOCI NIM 2.75% 2.71% • NCO ratio below the low end of previous excl. PAA guidance range Efficiency 60.5% 57.6% ratio excl. PAA & CDI • CET1 increased 35 bps from prior quarter to 9.7% and exceeds required minimum by over PPNR $732MM $797MM 270 bps • Record deposit growth resulting in a loan-to- CET1 9.72% core deposit ratio of 75% (72% ex. PPP) 1Reported ROTCE, NIM, pre-provision net revenue, and efficiency ratio are non-GAAP measures: all adjusted figures are non-GAAP measures; see reconciliation on pages 28 and 29 of this presentation and the use of non-GAAP measures on pages 27-29 of the earnings release;Classification: Current periodInternal regulatory Use capital ratios are estimated. 4  Fifth Third Bancorp | All Rights Reserved

Interest earning assets Average loan & lease balances Average securities1 and short-term investments $ in billions; loan & lease balances exclude HFS $ in billions $118.5 $55.9 $110.1 $110.8 $39.6 $19.8 $38.3 $39.8 4.84% Includes approx. $37.0 $38.0 4.44% $3.8BN in PPP loans $2.3 $2.9 3.76% 3.28% 3.15% 3.08% $78.9 $71.8 $70.9 $36.1 $34.7 $35.1 2Q19 1Q20 2Q20 2Q19 1Q20 2Q20 Short-term Taxable Commercial Consumer Total loan yield Securities1 investments securities yield Period-end loan & lease balances Period-end securities1 and short-term investments $ in billions; loan & lease balances exclude HFS $ in billions $118.0 $115.1 $64.0 $109.3 $40.0 $39.6 $28.2 $38.5 $42.7 Includes approx. $38.1 $5.2BN in PPP $6.3 loans $3.4 $78.0 $75.4 $70.8 $34.7 $36.4 $35.8 2Q19 1Q20 2Q20 2Q19 1Q20 2Q20 Commercial Consumer Securities1 Short-term investments Note: Totals shown above may not foot due to rounding; 1Available-for-sale debt and other securities at amortized cost; previous disclosures included available-for-sale equity securities which are disclosed separately in the financial results Classification: Internal Use 5  Fifth Third Bancorp | All Rights Reserved

Core deposits and wholesale funding Average core deposit balances Average wholesale funding balances $ in billions $ in billions $146.5 $118.5 $123.2 $71.6 $23.6 $23.7 $21.8 $66.8 $67.4 3.02% 2.73% $51.7 $55.8 $74.9 2.27% 1.03% 0.68% 0.27% 2Q19 1Q20 2Q20 2Q19 1Q20 2Q20 Total IB core Commercial Consumer Total wholesale funding wholesale funding cost deposit rate Period-end core deposit balances Period-end wholesale funding balances $ in billions $152.9 $ in billions $132.2 $119.9 $73.2 $25.3 $22.3 $22.0 $68.6 $67.1 $79.7 $52.8 $63.6 2Q19 1Q20 2Q20 2Q19 1Q20 2Q20 Commercial Consumer Total wholesale funding Note: Totals shown above may not foot due to rounding Classification: Internal Use 6  Fifth Third Bancorp | All Rights Reserved

Aggressively reducing interest expense given the rate environment Proactively managing deposit costs given the rate environment IB core deposit rate 1.03% 0.99% 1.01% 2020 0.82% 0.77% 0.74% 0.54% 0.35% 0.27% 0.21% 1Q19 2Q19 3Q19 4Q19 Jan-20 Feb-20 Mar-20 Apr-20 May-20 Jun-20 June Deposit rates by product 3Q15 2Q20 2020 Recent actions taken Interest checking 0.18% 0.24% 0.17% • Significantly reduced deposit rates several times throughout the quarter; further reduced in July (with plans to achieve 0.05% 0.06% 0.05% Savings ~11 bps reduction in 3Q20 IB core deposit costs compared Money market 0.21% 0.32% 0.23% to 2Q20) Foreign office 0.14% 0.09% 0.03% • Significantly lowered consumer CD rates, now just 20 basis points for a 1-year CD Other time 1.19% 1.21% 1.05% • Eliminated relationship money market promo rates IB core deposits 0.22% 0.27% 0.21% • Terminated $3 billion in FHLB advances Core deposits 0.14% 0.19% 0.14% Classification: Internal Use 7  Fifth Third Bancorp | All Rights Reserved

Net interest income1 1Q20 to 2Q20 NII & NIM Walk NII $ in millions; NIM change in bps NII NIM $1,250$1,232 $1,233 1Q20 $1,217 3.24% $1,217 $1,203 $1,188 Excluding PAA Elevated Cash - Balances (29) PPP Impact 21 (1) Defensive Wholesale 3.32% Funding Actions (9) (2) 3.24% Incremental Impact 2.71% of Cash Flow Hedges 30 7 Other Market Rate & (102) (25) Total net interest income; $ millions income; interest net Total Repricing Impacts Other Balance Sheet Composition 31 (3) Changes 2Q19 1Q20 2Q20 2Q20 $1,188 2.71% NII Adjusted NII Adjusted NIM (excl. PAA) (excl. PAA) Total quarterly impact of hedge portfolio; 2Q20 $62 +14 bps 1Results are on a fully-taxable equivalent basis; non-GAAP measure: see reconciliation on pages 28 and 29 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release Classification: Internal Use 8  Fifth Third Bancorp | All Rights Reserved

Noninterest income $732 2Q20 vs. 1Q20 • Adjusted noninterest income1 down $62 million, or 8% $674 $671 $670 $660 $650 • Primary drivers: ‒ Service charges on deposits (down 18%) ‒ Strong mortgage origination revenue, offset by positive net MSR valuation from the prior quarter ‒ Wealth and asset management revenue (down 10%) ‒ Partially offset by commercial banking revenue (up 10%) 2Q20 vs. 2Q19 • Adjusted noninterest income1 down $4 million, or 1% Total Total income; noninterest $ millions • Primary drivers: ‒ Service charges on deposits (down 15%) ‒ Leasing business revenue (down 25%) ‒ Card and processing revenue (down 11%) ‒ Partially offset by commercial banking revenue (up 28%) 2Q19 1Q20 2Q20 Noninterest income Adjusted noninterest income (excl. securities (gains)/losses)1 1Non-GAAP measure: see reconciliation on pages 28 and 29 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release Classification: Internal Use 9  Fifth Third Bancorp | All Rights Reserved

Noninterest expense 2Q20 vs. 1Q20 1 $1,243 • Adjusted noninterest expense down $62 million. Excluding $1,200 impact of $22 million non-qualified deferred compensation $1,144 expense in the current quarter compared to $26 million benefit $1,120 $1,121 $1,082 in the prior quarter, adjusted expenses were down $110 million, or 9%. • Primary drivers: ‒ Lower compensation and benefits (down 10%) ‒ Marketing expense (down 35%) ‒ Other noninterest expense (down 17%) 2Q20 vs. 2Q19 • Adjusted noninterest expense1 down $38 million. Excluding Total noninterest expense; $ millions expense; noninterest Total impact of non-qualified deferred compensation ($7 million expense in year-ago quarter), adjusted expenses were down $53 million, or 5%. • Primary drivers: ‒ Other noninterest expense (down 7%) ‒ Marketing expense (down 47%) 2Q19 1Q20 2Q20 Noninterest expense Adjusted noninterest expense ‒ Leasing business expense (down 13%) (excl. intangible amortization) 1 1Excluding intangible amortization is a non-GAAP measure: see reconciliation on pages 28 and 29 of this presentation and use of non-GAAP measures on pages 27- 29 of the earnings release Classification: Internal Use 10  Fifth Third Bancorp | All Rights Reserved

Well diversified commercial portfolio with several potential risk mitigants to recent stresses

Commercial portfolio by industry sectors

$s in billions

	1Q20	2Q20 Ex. PPP	
	Loans O/S	Loans O/S	Change
Real estate	$11.9	$11.7	(2%)
Manufacturing	13.2	11.6	(12%)
Financial services and insurance	8.3	6.8	(18%)
Leisure & recreation [1]	***7.4***	***6.8***	***(8%)***
Business services	5.3	4.7	(11%)
Wholesale trade	4.7	4.2	(11%)
Communication and information	3.5	3.4	(3%)
Mining	3.2	3.0	(6%)
Retail (non-essential) [1]	***3.5***	***3.0***	***(14%)***
Healthcare - other[2]	2.8	2.6	(7%)
Healthcare facilities [1]	***2.6***	***2.5***	***(4%)***
Transportation and warehousing - other[2]	2.7	2.5	(7%)
Construction	2.9	2.2	(24%)
Retail trade - other[2]	1.7	0.8	(53%)
Leisure travel [1]	***0.5***	***0.5***	***-***
All Others[3]	3.8	3.9	3%
Total Commercial Loan & Lease Portfolio	**78.0**	**70.2**	**(10%)**
Total COVID High Impact Industries	***14.0***	***12.8***	***(9%)***

Potential risk mitigants for COVID-19 high impact portfolios

Leisure & recreation – Primarily casinos, restaurants, sports, fitness, hotels, etc. including underlying real estate

- Casinos ($2.0BN) - Diversified between global operators, regionals, and Native American operated
- Restaurants ($1.9BN) - ~65% fast food/quick service; ~85% of total portfolio is currently open (as of 6/30)
- Sports ($0.6BN) - predominantly well-known and established US franchises and leagues (mix of leagues, teams, and stadiums)
- Fitness ($0.4BN) - predominantly low cost and mid-range centers

Retail (non-essential) - Primarily consumer discretionary stores, malls, etc.

- C&I borrowers with strong performance given e-commerce disruption; composition almost exclusively either investment grade and well-positioned to weather downturn, or market-conforming ABL structures

Healthcare facilities - Primarily elective & private practices and nursing homes

- Well diversified with long-term clients across broad sectors including Skilled Nursing, Physician Offices, Behavioral Health, Assisted Living and Surgery/Outpatient Centers, etc.

Leisure travel - Primarily passenger water and air

- Well-contained to a few large operators; all have been able to access capital markets to bolster liquidity over the last two months

Well diversified commercial portfolio favoring large borrowers with a track record of resilience; COVID-19 high impact portfolio is geographically diverse (Excluding PPP, 72% of the C&I high impact portfolio in shared national credits)

[1]Leisure & recreation consists of the following industry classifications (as defined by NAICS): "Accommodation and food" and "Entertainment and recreation"; retail (non-essential) maps to the retail trade industry classification; healthcare facilities maps to the healthcare industry classification; leisure travel maps to the "transportation and warehousing: industry classification; [2]"Healthcare – other" primarily consist of hospitals; "transportation and warehousing – other" primarily consists of non-leisure related transportation activities; "retail trade – other" primarily consists of vehicle related dealers and gas stations; [3]"All others" consists of the following industry classifications: other services, utilities, public administration, agribusiness, individuals, and other.

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Oil & gas portfolio remains well positioned $2.7BN I 2.3% of total loans Oil & Gas Balance Mix RBL 68% utilization 7% Oil & Gas Oil / Gas Mix 56% / 44% Production Reserve-Based Structure 95% 9% 4% $0.3BN I 0.3% of total loans ~97% <3% Midstream 26% utilization Midstream Oil / Gas Mix 60% / 40% Refining Asset-Based Structure 10% 79% $0.2BN I 0.2% of total loans Oilfield Services 79% utilization Total Loans Ex. Oil & Gas (OFS) Asset-Based Structure 60% Meaningful improvements from last cycle which had already exhibited strong performance 2015 2Q20 • Portfolio is less levered and more hedged than before the last downturn • $24MM total energy portfolio losses from 2015-2016 downturn Fifth Third RBL client cash flow 4.7x 2.7x leverage • RBL clients are well-hedged against lower commodity prices; By year- end, clients hedged more than 50%: Fifth Third RBL balance % 44% 79% – 2020: ~75%; 2021: ~35% • Deliberately underweight in OFS which we believe will exhibit higher Fifth Third OFS balance % 18% 7% losses in a down cycle Totals represent percentage of Fifth Third’s total loans & leases of $116 billion; Hedge information based on proved developed producing (PDP) reserves Classification: Internal Use 12  Fifth Third Bancorp | All Rights Reserved

Consumer portfolios are well positioned

Weighted average FICO scores	% of Total Loans	Portfolio WA FICO[1]	Portfolio WA LTV at Orig.
Residential mortgage	14%	756	74%
Indirect secured Predominantly auto	11%	753	93%
Home equity	5%	761	70%
Other consumer Predominantly GreenSky	2%	759	NA
Credit card	2%	735	NA

FICO score distribution[1]

755

WA FICO for total consumer portfolio



4%
22%
18%
56%
>=750
720-749
660-719
<=659

Potential mitigants

- Proactively made over 3 million calls to our customers since the onset of the pandemic to assess their financial situation
- COVID-19 hardship programs:
  - Significant decline in requests since April peak (down ~85% by the end of 2Q20)
  - High percentage of consumer customers have made a payment (~37%)
  - Small number of customers requesting additional assistance
- Enhanced underwriting standards across almost all products (including improvements in LTV and FICO score requirements)
- Focused on existing relationships, significantly limiting prospects in unsecured products except high/super prime
- Augmented collections efforts

Totals represent percentage of Fifth Third's total loans & leases of $116 billion; [1]FICO distributions at origination exclude certain acquired mortgages and home equity loans as well as $100 million from credit card loans on book primarily ~15+ years, and $500 million from consumer loans associated with private wealth clients.

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Credit quality overview Nonperforming assets1 (NPAs) ACL as % of portfolio loans and leases 2.76% Ex. PPP Including MB 2.64% unamortized loan discount 2.13% 2.50% 0.72% 0.65% 0.60% 1.23% 0.52% 0.51% 1.15% 1.19% 2Q17 2Q18 2Q19 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 NPA Ratio Incurred Loss Method CECL Net charge-offs (NCOs) • NPA ratio of 0.65% up 5 bps from prior quarter • NCO ratio consistent with previous expectations 0.66% 0.59% 0.52% • ACL represents 410% of NPLs, and 385% of NPAs 0.52% 0.46% 0.44% 0.44% 0.41% • Including the MB unamortized discount, ACL represents: 0.29% 0.28% 0.40% – 65% of 2020 company run DFAST severe losses 0.34% 0.32% 0.17% 0.13% – 41% of 2020 supervisory DFAST severe losses 2Q17 2Q18 2Q19 2Q20 • Provision 373% of NCOs Consumer NCO ratio Commercial NCO ratio Total NCO ratio 1Excludes HFS loans Classification: Internal Use 14  Fifth Third Bancorp | All Rights Reserved

Current expected credit losses (CECL) allowance Allocation of allowance by product 1Q20 2Q20 $s in millions % of portfolio % of portfolio Allowance for loan & lease losses Amount loans & leases Amount loans & leases Commercial and industrial loans 977 1.68% 988 1.78% Commercial mortgage loans 237 2.12% 375 3.34% Commercial construction loans 33 0.97% 97 1.77% Commercial leases 46 1.47% 42 1.37% Total commercial 1,313 1.68% 1,502 1.99% Residential mortgage 259 1.55% 327 1.99% Home equity loans 219 3.67% 239 4.21% Indirect secured consumer loans 129 1.07% 171 1.38% Credit card loans 306 12.66% 327 14.79% Other consumer loans 122 4.19% 130 4.52% Total consumer 1,035 2.58% 1,194 3.01% Allowance for loan & lease losses 2,348 1.99% 2,696 2.34% Reserve for unfunded commitments1 169 176 Allowance for credit losses $2,517 2.13% $2,872 2.50% • Allowance for credit losses increased $355M, reflecting worsening economic outlook due to COVID-19 • Including the impact of the unamortized discount from the MB loan portfolio, the ACL ratio was 2.64% • Furthermore, excluding the impact of PPP, the ACL ratio would have been 2.76% 1 2Q20 commercial and consumer portfolio make up $127M and $49M, respectively,Classification: of the Internal total reserveUse for unfunded commitments. 15  Fifth Third Bancorp | All Rights Reserved

Strong capital and liquidity position Regulatory capital position 29 bps • Risk-based capital ratios have meaningfully 9.72% 33 bps (14 bps) improved despite reserve build (13 bps) 9.37% • Expect to continue suspension of share repurchases until at least end of the year • ~$3.5BN excess capital over indicative stress capital buffer minimums • Common dividends account for ~55 bps of 1Q20 Net Income RWA Common Reserve Build 2Q20 (ex reserve build) Dividends Under CECL CET1 per year Liquidity position $s in billions; as of 6/30/2020 • Unprecedented levels of short-term liquidity Liquidity Sources currently ~18x higher than 2019 average Fed Reserves ~$28 • Loan-to-core deposit ratio of 75% (72% ex. Unpledged Investment Securities ~$28 PPP) Available FHLB Borrowing Capacity ~$18 • Over $100 billion of available liquidity sources Current Fed Discount Window Availability ~$30 • $4.4B in Holding Company cash, sufficient to satisfy all fixed obligations in a stressed Total ~$104 environment for ~30 months Current period regulatory capital ratios are estimated. Classification: Internal Use 16  Fifth Third Bancorp | All Rights Reserved

Current expectations Third quarter 2020 Loans & leases Down 3.5 - 4% sequentially (average balances, incl. HFS) NII (FTE)1 Down ~3% sequentially with no accelerated PPP fee benefit (excluding PAA) (2Q20 baseline: $1.188BN) Noninterest income1 Up 2%+ sequentially (2Q20 baseline: $670MM) Noninterest expense1 Up ~2% sequentially (excl. merger-related and CDI expenses; 2Q20 baseline: $1.082BN) Net charge-off ratio 50 - 55 bps range Effective tax rate ~21% range for remainder of 2020 As of July 23, 2020; please see cautionary statements on page 2 1Non-GAAP measure: see forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. Classification: Internal Use 17  Fifth Third Bancorp | All Rights Reserved

1 Resilient Balance Sheet Remain well- positioned to 2 Proactive navigate the Management uncertain economic environment 3 Diversified Revenue Mix Classification: Internal Use 18  Fifth Third Bancorp | All Rights Reserved

Appendix Classification: Internal Use 19  Fifth Third Bancorp | All Rights Reserved

Balance sheet positioning

Commercial loans[1,2,3]

$21.8BN fixed [3] | $48.5BN variable [1,2]

- 1ML based: 55%[6]
- 3ML based: 7%[6]
- Prime based: 5%[6]
- Other based: 3%[6,9]
- Weighted avg. life: 1.7 years



4%
8%
16%
72%

C&I	32% Fix | 68% Variable
Coml. mortgage	22% Fix | 78% Variable
Coml. construction	1% Fix | 99% Variable
Coml. lease	100% Fix | 0% Variable

Consumer loans[1]

$31.0BN fixed | $8.7BN variable [1]

- 1ML based: 1%[7]
- 12ML based: 2%[7]
- Prime based: 18%[7]
- Weighted avg. life: 3.1 years



6%
8%
14%
41%
31%

Resi mtg.& construction	95% Fix | 5% Variable
Auto/Indirect	100% Fix | 0% Variable
Home equity	10% Fix | 90% Variable
Credit card	22% Fix | 78% Variable
Other	65% Fix | 35% Variable

Investment portfolio

- 58% allocation to bullet/ locked-out cash flow securities
- Yield: 3.08%
- Effective duration of 4.7[5]
- Net unrealized pre-tax gain: $2.8BN
- 99% AFS



19%
28%
53%

Level 1	100% Fix | 0% Variable
Level 2A	100% Fix | 0% Variable
Non-HQLA/ Other	70% Fix | 30% Variable

Includes $3.4BN non-agency CMBS (All super-senior, AAA-rated securities; 62% WA LTV, ~39% credit enhancement)

Long-term debt[4]

$12.4BN fixed | $3.9BN variable [4]

- 1ML based: 8%[8]
- 3ML based: 16%[8]
- Weighted avg. life: 4.27 years



5%
2%
20%
73%

Senior debt	74% Fix | 26% Variable
Sub debt	78% Fix | 22% Variable
Auto securiz. proceeds	98% Fix | 2% Variable
Other	82% Fix | 18% Variable

- The information above incorporates the impact of $11BN in cash flow hedges ($8BN in C&I receive-fixed swaps, $3BN in floors with a 2.25% strike against 1ML) as well as ~$3BN fair value hedges associated with long term debt (receive-fixed swaps)
- The impacts of PPP loans (given the expected temporary nature) are excluded

Data as of 6/30/20; [1]Excludes HFS Loans & Leases; [2]Fifth Third had $11B of variable loans classified as fixed given the impacts of $3BN in floors with a 2.25% 1ML strike and $8BN in receive-fix swaps; [3]Excludes 5.2BN in Small Business Administration Paycheck Protection Program (PPP) loans; [4]Fifth Third had $1.46B 3ML receive-fix swaps and $1.25B 1ML receive-fix swaps outstanding against long-term debt, which are being included in floating, long-term debt with swaps outstanding reflected at fair value; [5]Effective duration of the taxable available for sale portfolio; [6]As a percent of total commercial, excluding PPP loans; [7]As a percent of total consumer; [8]As a percent of total long-term debt; [9]Includes 12ML, 6ML, and Fed Funds based loans

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Interest rate risk management NII is asset sensitive in year 1 and year 2 to rising Estimated NII sensitivity profile and ALCO policy limits rates. % Change in NII (FTE) ALCO policy limit • As of June 30, 2020, 52% of HFI loans were variable 13 to 24 13 to 24 rate net of existing hedges (69% of total commercial; Change in interest rates (bps) 12 months months 12 months months 22% of total consumer) +200 Ramp over 12 months 1.98% 7.26% (4.00%) (6.00%) +100 Ramp over 12 months 1.02% 3.88% NA NA • Inclusive of hedges and embedded floors, ~90% of $50BN commercial portfolio indexed to 1ML have floors at or above a 0% index • Investment portfolio effective duration of 4.71 Estimated NII sensitivity with deposit beta changes • Short-term borrowings represent approximately 7% of Betas 25% higher Betas 25% lower total wholesale funding, or 1% of total funding 13 to 24 13 to 24 Change in interest rates (bps) 12 months months 12 months months • Approximately $12.6 billion in non-core funding +200 Ramp over 12 months (1.98%) (0.18%) 5.94% 14.70% matures beyond one year +100 Ramp over 12 months (0.96%) 0.19% 3.00% 7.57% Interest rate sensitivity tables leverage the following deposit assumptions: Estimated NII sensitivity with demand deposit balance changes • Beta on all interest-bearing deposit and sweep balances: 71% up and 41% down2 % Change in NII (FTE) $1BN balance decline $1BN balance increase • No modeled re-pricing lag on deposits 13 to 24 13 to 24 Change in Interest Rates (bps) 12 months months 12 months months • Utilizes forecasted balance sheet with $750MM DDA +200 Ramp over 12 months 1.76% 6.80% 2.20% 7.72% runoff (per 100 bps rate movement) assumed in up +100 Ramp over 12 months 0.91% 3.65% 1.13% 4.11% rate scenarios • Weighted interest-bearing deposit floor of 8 bps 1 Effective duration of the taxable available for sale portfolio; 2Re-pricing percentage or “beta” is the estimated change in yield over 12 months as a result of a shock or ramp 100 bps parallel shift in the yield curve, Note: data as of 06/30/20; actual results may vary from these simulated results due to differences between forecasted and actual balance sheet composition, timing, magnitude, and frequency of interest rate changes, as well as other changes in market conditions and management strategies. Classification: Internal Use 21  Fifth Third Bancorp | All Rights Reserved

NPL rollforward1 Commercial $ millions 2Q19 3Q19 4Q19 1Q20 2Q20 Balance, beginning of period $ 313 $ 390 $ 349 $ 397 $ 445 Transfers to nonaccrual status 139 32 165 176 173 Transfers to accrual status - - - (31) - Transfers to held for sale - - (17) (6) (4) Loan paydowns/payoffs (40) (44) (60) (31) (50) Transfers to OREO - - (1) - - Charge-offs (33) (34) (40) (61) (81) Draws/other extensions of credit 11 5 1 1 4 Balance, end of period $ 390 $ 349 $ 397 $ 445 $ 487 Consumer $ millions 2Q19 3Q19 4Q19 1Q20 2Q20 Balance, beginning of period $ 137 $ 131 $ 133 $ 221 $ 202 Transfers to nonaccrual status 42 46 136 63 92 Transfers to accrual status (28) (21) (21) (51) (66) Transfers to held for sale - - - - - Loan paydowns/payoffs (10) (10) (13) (14) (11) Transfers to OREO (2) (3) (3) (7) - Charge-offs (8) (10) (11) (10) (5) Draws/other extensions of credit - - - - 1 Balance, end of period $ 131 $ 133 $ 221 $ 202 $ 213 Total NPL $ millions $ 521 $ 482 $ 618 $ 647 $ 700 Total new nonaccrual loans - HFI $ 181 $ 78 $ 301 $ 239 $ 265 1Loan balances exclude nonaccrual loans HFS Classification: Internal Use 22  Fifth Third Bancorp | All Rights Reserved

Balance and credit loss trends1 Commercial & industrial Residential mortgage $59.0 $52.1 $51.2 $50.9 $51.6 $16.8 $16.7 $16.7 $16.7 $16.6 0.45% 0.39% 0.22% 0.28% 0.15% 0.07% (0.02%) 0.03% 0.02% 0.02% 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 Commercial mortgage Home equity $11.2 $10.6 $10.7 $10.8 $11.0 $6.4 $6.3 $6.1 $6.0 $5.8 0.59% 0.18% 0.16% 0.17% 0.07% 0.06% 0.07% (0.00%) (0.01%) (0.02%) 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 Commercial construction Indirect secured consumer loans $11.8 $12.1 $5.5 $11.3 $5.2 $5.3 $5.3 $5.1 $10.2 $10.7 0.56% 0.50% 0.43% 0.30% 0.24% (0.00%) (0.00%) 0.00% 0.00% (0.00%) 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 Average portfolio balance NCOs as a % of average portfolio loans 1All balances are in billions Classification: Internal Use 23  Fifth Third Bancorp | All Rights Reserved

Expected impacts of MB purchase accounting1 Net Core Deposit Intangible Amortization Purchase Accounting Accretion 8 7 $38 5 5 5 4 4 (3) (4) (4) (4) ($ in in ($ millions) (5) (5) (5) (9) (9) (9) (9) (10) (11) (11) 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 • Reflects purchase accounting impacts exclusively related to the MB Financial acquisition • Projected purchase accounting accretion from the non-PCI loan portfolio represents scheduled amortization, and does not include impact of any accelerated payoffs 1See forward-looking statements on page 2 of this presentation. Classification: Internal Use 24  Fifth Third Bancorp | All Rights Reserved

Strong liquidity profile Holding company: Unsecured debt maturities • Holding Company cash as of June 30, 2020: $4.4B $ millions – excl. Retail Brokered & Institutional CDs $5,487 • Cash currently sufficient to satisfy all fixed obligations in a stressed environment for ~30 months (debt maturities, common and preferred dividends, interest, and other $3,150 expenses) without accessing capital markets, relying on $2,250 dividends from subsidiaries or any other actions $1,500 $1,050 $1,150 • The Holding Company issued $750MM of seven-year and $500MM of three-year long-term debt in 2Q20 • $1.1BN of Holding Company debt was called in 2Q20 2020 2021 2022 2023 2024 2025 on Bank entity: Fifth Third Bancorp Fifth Third Bank Fifth Third Financial Corp • The Bank did not issue long-term debt in 2Q20 • Available and contingent borrowing capacity (2Q20): Heavily core funded ‒ FHLB ~$17.9B available, ~$18.1B total As of 6/30/2020 ‒ Federal Reserve ~$30.2B Long-term Other debt 2020 funding plans liabilities Equity 8% Demand Short term 3% 11% • In 2020, Fifth Third expects to issue sufficient long-term borrowings 24% 1% debt to maintain its current ratings under the Moody’s Non-core LGF methodology deposits 2% Foreign Interest Savings/ checking Office Consumer <1% MMDA 25% time 24% 2% Classification: Internal Use 25  Fifth Third Bancorp | All Rights Reserved

Mortgage banking results Mortgage banking net revenue $ millions $120 $99 $95 $19 • Mortgage banking revenue decreased $10 $73 $21 million from prior quarter and $63 $63 $4 $67 increased $36 million from year-ago $1 $71 quarter $72 $70 $95 • $3.4B in originations, up 19% compared $81 $64 to the year-ago quarter and down 15% $37 $49 from prior quarter (driven by decision to ($1) pause correspondent channel ($45) ($50) ($52) ($47) ($58) originations during 2Q20); 30% purchase 2Q19 3Q19 4Q19 1Q20 2Q20 volume Gross Origination fees and Net MSR servicing MSR decay gains on loan sale Valuation fees • 2Q20 mortgage banking drivers: Mortgage originations and gain-on-sale margin1 $ billions $4.01 ‒ Origination fees and gain on sale $3.79 revenue up $14MM sequentially $3.35 $0.82 $3.42 $1.04 $2.87 ‒ Gain on sale margin up 153 bps 3.76% $0.86 sequentially $0.80 ‒ Minimal net MSR valuation 2.32% 2.23% impact, compared to $19MM benefit in prior quarter 1.66% 1.56% $2.07 $2.49 $2.74 $3.19 $2.41 2Q19 3Q19 4Q19 1Q20 2Q20 Originations HFS Originations HFI Margin 1Gain-on-sale margin represents gains on all loans originated for saleClassification: Internal Use 26  Fifth Third Bancorp | All Rights Reserved

2Q20 adjustments and notable items Adjusted EPS of $0.301 2Q20 reported EPS of $0.23 included a negative $0.07 impact from the following notable items: • $29 million pre-tax (~$22 million after-tax2) charge related to the valuation of the Visa total return swap • $12 million pre-tax (~$10 million after-tax2) charge related to branch and non-branch real estate charges • $12 million pre-tax (~$9 million after-tax2) in expenses related to COVID-19 • $9 million pre-tax (~$7 million after-tax2) merger charges • $6 million pre-tax (~$4 million after-tax2) FHLB debt termination charge 1Average diluted common shares outstanding (thousands); 717,572; 2Assumes a 23% tax rate; : all adjusted figures are non-GAAP measures; see reconciliation on pages 28 and 29 of this presentation and the use of non-GAAP measures on pages 27-29 of the earnings release; Classification: Internal Use 27  Fifth Third Bancorp | All Rights Reserved

Regulation G non-GAAP reconciliation

Fifth Third Bancorp and Subsidiaries
Regulation G Non-GAAP Reconciliation
$ and shares in millions
(unaudited)

	For the Three Months Ended				
	June 2020	March 2020	December 2019	September 2019	June 2019
Net income (U.S. GAAP) (a)	$195	$46	$734	$549	$453
Net income (U.S. GAAP) (annualized) (b)	$784	$185	$2,912	$2,178	$1,817
Net income available to common shareholders (U.S. GAAP) (c)	$163	$29	$701	$530	$427
Add: Intangible amortization, net of tax	9	10	11	11	11
Tangible net income available to common shareholders (d)	$172	$39	$712	$541	$438
Tangible net income available to common shareholders (annualized) (e)	$692	$157	$2,825	$2,146	$1,757
Net income available to common shareholders (annualized) (f)	$656	$117	$2,781	$2,103	$1,713
Average Bancorp shareholders' equity (U.S. GAAP) (g)	$22,420	$21,713	$21,304	$21,087	$20,135
Less: Average preferred stock (h)	(1,770)	(1,770)	(1,770)	(1,445)	(1,331)
Average goodwill	(4,261)	(4,251)	(4,260)	(4,286)	(4,301)
Average intangible assets and other servicing rights	(178)	(193)	(194)	(208)	(215)
Average tangible common equity (i)	$16,211	$15,499	$15,080	$15,148	$14,288
Less: average accumulated other comprehensive income ("AOCI")	(2,702)	(1,825)	(1,416)	(1,444)	(619)
Average tangible common equity, excluding AOCI (j)	$13,509	$13,674	$13,664	$13,704	$13,669
Adjustments (pre-tax items)					
Valuation of Visa total return swap	29	22	44	11	22
Private equity write-down	-	15	-	-	-
Merger-related expense	9	7	9	28	109
Contribution for Fifth Third Foundation	-	-	20	-	-
Gain recognized from Worldpay TRA transaction	-	-	(345)	-	-
Unfavorable credit calculation adjustment (CVA)	-	36	-	-	-
Branch and non-branch real estate charges	12	-	-	-	-
COVID-19-related expenses	12	-	-	-	-
FHLB debt estinguishment charge	6	-	-	-	-
Adjustments - after-tax[1] (k)	52	62	($202)	$30	101
Adjusted net income [(a) + (k)]	$247	$108	$532	$579	$554
Adjusted net income (annualized) (l)	$993	$434	$2,111	$2,297	$2,222
Adjusted net income available to common shareholders [(c) + (k)]	$215	$91	$499	$560	$528
Adjusted net income available to common shareholders (annualized) (m)	$865	$366	$1,980	$2,222	$2,118
Adjusted tangible net income available to common shareholders [(d) + (k)]	$224	$101	$510	$571	$539
Adjusted tangible net income available to common shareholders (annualized) (n)	$901	$406	$2,023	$2,265	$2,162
Average assets (o)	$198,387	$171,871	$169,327	$169,585	$167,578
Metrics:					
Return on assets (b) / (o)	0.40%	0.11%	1.72%	1.28%	1.08%
Adjusted return on assets (l) / (o)	0.50%	0.25%	1.25%	1.35%	1.33%
Return on average common equity (f) / [(g) + (h)]	3.2%	0.6%	14.2%	10.7%	9.1%
Adjusted return on average common equity (m) / [(g) + (h)]	4.2%	1.8%	10.1%	11.3%	11.3%
Return on average tangible common equity (e) / (i)	4.3%	1.0%	18.7%	14.2%	12.3%
Adjusted return on average tangible common equity (n) / (i)	5.6%	2.6%	13.4%	15.0%	15.1%
Adjusted return on average tangible common equity, excluding AOCI (n) / (j)	6.7%	3.0%	14.8%	16.5%	15.8%

See pages 27-29 of the earnings release for a discussion on the use of non-GAAP financial measures; [1]Pre-tax items: for all periods assume a 23% tax rate, except for 2Q19 non-deductible merger-related items

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Regulation G non-GAAP reconciliation Fifth Third Bancorp and Subsidiaries Regulation G Non-GAAP Reconciliation For the Three Months Ended $ and shares in millions June March December September June (unaudited) 2020 2020 2019 2019 2019 Average interest-earning assets (a) $176,224 $151,213 $149,312 $148,854 $148,790 Net interest income (U.S. GAAP) (b) $1,200 $1,229 $1,228 $1,242 $1,245 Add: Taxable equivalent adjustment 3 4 4 4 5 Net interest income (FTE) (c) $1,203 $1,233 $1,232 $1,246 $1,250 Less: Net interest income impact from purchase accounting accretion 15 16 18 28 18 Adjusted net interest income (d) $1,188 $1,217 $1,214 $1,218 $1,232 Net interest income (FTE) (annualized) (e) $4,838 $4,959 $4,888 $4,943 $5,014 Adjusted net interest income (FTE) (annualized) (f) $4,777 $4,895 $4,816 $4,832 $4,942 Noninterest income (U.S. GAAP) (g) $650 $671 $1,035 $740 $660 Valuation of Visa total return swap 29 22 44 11 22 Gain recognized from Worldpay TRA transaction - - (345) - - Private equity write-down - 15 - - - Branch and non-branch real estate charges 12 - - - - Adjusted noninterest income (h) $691 $708 $734 $751 $682 Add: Securities (gains)/losses (21) 24 (10) (5) (8) Adjusted noninterest income, (excl. securities (gains)/losses) $670 $732 $724 $746 $674 Noninterest expense (U.S. GAAP) (i) $1,121 $1,200 $1,160 $1,159 $1,243 Contribution for Fifth Third Foundation - - (20) - - COVID-19-related expenses (12) - - - - FHLB debt estinguishment charge (6) - - - - Unfavorable credit valuation adjustment (CVA) - (36) - - - Merger-related expense (9) (7) (9) (28) (109) Adjusted noninterest expense $1,094 $1,157 $1,131 $1,131 $1,134 Less: Intangible amortization 12 13 14 14 14 Adjusted noninterest expense excl. intangible amortization expense (j) $1,082 $1,144 $1,117 $1,117 $1,120 Metrics: Pre-provision net revenue [(c) + (g) - (i)] 732 704 1,107 827 667 Adjusted pre-provision net revenue [(d) + (h) - (j)] 797 781 831 852 794 Net interest margin (FTE) (e) / (a) 2.75% 3.28% 3.27% 3.32% 3.37% Adjusted net interest margin (FTE) (f) / (a) 2.71% 3.24% 3.22% 3.25% 3.32% Efficiency ratio (FTE) (i) / [(c) + (g)] 60.5% 63.0% 51.2% 58.4% 65.1% Adjusted efficiency ratio (j) / [(d) + (h)] 57.6% 59.4% 57.3% 56.7% 58.5% See pages 27-29 of the earnings release for a discussion on the use of non-GAAP financial measures Classification: Internal Use 29  Fifth Third Bancorp | All Rights Reserved